Exhibit 99.1

EQT COMMENCES TENDER OFFER

For up to $150,000,000 Combined Aggregate Principal Amount
of its 4.875% Senior Notes due 2021 and 3.000% Senior Notes due 2022

PITTSBURGH, October 30, 2020 -- EQT Corporation (NYSE: EQT) (the “Company” or “EQT”) announced today it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $150.0 million combined aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 4.875% Senior Notes due 2021 (the “2021 Notes”) and 3.000% Senior Notes due 2022 (the “2022 Notes” and collectively, the “Notes”). The amounts of each series of Notes that are purchased will be determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase dated October 30, 2020 (the “Offer to Purchase”) in the column entitled "Acceptance Priority Level" (the "Acceptance Priority Level"), with “1” having a higher Acceptance Priority Level than “2.”

The following table sets forth some of the terms of the Tender Offer:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(1)(2)	Early Tender Premium(1)	Total Consideration(1)(2)(3)
3.000% Senior Notes due 2022	26884LAE9	$750,000,000	1	$955.00	$50.00	$1,005.00
4.875% Senior Notes due 2021	26884LAB5	$143,941,000	2	$980.00	$50.00	$1,030.00

 (1)       Per $1,000 principal amount of Notes accepted for purchase.

 (2)       Does not include accrued interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.

 (3)       Includes the Early Tender Premium.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal. The Tender Offer will expire at 11:59 p.m., New York City time, on November 30, 2020, unless extended or earlier terminated by the Company (such time as may be extended, the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 13, 2020, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law (the “Withdrawal Deadline”).

The consideration paid in the Tender Offer for the Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on November 13, 2020 (the “Early Tender Date”), and accepted for purchase, will be $1,030.00 per $1,000 principal amount of 2021 Notes (the “2021 Notes Total Consideration”) and $1,005.00 per $1,000 principal amount of 2022 Notes (the “2022 Notes Total Consideration”), as specified in the table above and in the Offer to Purchase, which includes an early tender premium of $50 per $1,000 principal amount of Notes (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Date and on or prior to the Expiration Date will receive $980.00 per $1,000 principal amount of any such 2021 Notes tendered by such holders that are accepted for purchase and $955.00 per $1,000 principal amount of any such 2022 Notes tendered by such holders that are accepted for purchase, which is equal to the 2021 Notes Total Consideration or the 2022 Notes Total Consideration, as applicable, minus the Early Tender Premium.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Date is expected to be November 17, 2020, the second business day following the Early Tender Date (the “Early Settlement Date”). The settlement date for the Notes that are tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be December 2, 2020, the second business day after the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount of Notes is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount, all Notes of a series validly tendered and not validly withdrawn on or prior to the Early Tender Date having an Acceptance Priority Level of “1” will be accepted for purchase before any tendered Notes of a series having an Acceptance Priority Level of “2” are accepted for purchase, and all Notes of a series validly tendered after the Early Tender Date having an Acceptance Priority Level of “1” will be accepted for purchase before any Notes of a series tendered after the Early Tender Date having an Acceptance Priority Level of “2” are accepted for purchase. However, Notes validly tendered and not validly withdrawn on or before the Early Tender Date will be accepted for purchase in priority to any Notes tendered following the the Early Tender Date even if such Notes tendered following the Early Tender Date have a higher Acceptance Priority Level (lower numerical value) than Notes tendered prior to the Early Tender Date.

The Notes may be subject to proration if the combined aggregate principal amount of the Notes validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Date, holders who validly tender Notes following the Early Tender Date will not have any of their Notes accepted for payment.

The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or decrease the Maximum Tender Amount, or (iv) otherwise amend the Tender Offer in any respect.

BofA Securities is acting as Dealer Manager for the Tender Offer. The Information Agent and Tender Agent is Global Bondholder Services Corporation.

Copies of the Offer to Purchase, the related Letter of Transmittal and other related Tender Offer materials are available by contacting the Information Agent at (866) 470-4500 (toll-free) or (212) 430-3774 (collect) or email contact@gbsc-usa.com. Questions regarding the Tender Offer should be directed to BofA Securities at (980) 388-4370 (collect) or debt_advisory@bofa.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Investor Contact:

Andrew Breese

Director, Investor Relations

412.395.2555

ABreese@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding the Company’s plans and expected timing with respect to the Tender Offer. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and resources among its strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company’s exploration and development plans; the ability to obtain environmental and other permits and the timing thereof; government regulation or action; environmental and weather risks, including the possible impacts of climate change; uncertainties related to the severity, magnitude and duration of the COVID-19 pandemic; and disruptions to the Company’s business due to acquisitions and other significant transactions. These and other risks are described under Item 1A, “Risk Factors,” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by Part II, Item 1A, “Risk Factors” in the Company’s subsequently filed Quarterly Reports on Form 10-Q and other documents the Company files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.